UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

1.       Pursuant to Sections 13 or 15(d) of the  Securities and Exchange Act of
         1934




        Date of Report (Date of earliest event reported): October 1, 2000
       ------------------------------------------------------------------


                          WAVERIDER COMMUNICATIONS INC.
             -------------------------------------------------------
               (Exact name of registrant as specified in charter)


                                     NEVADA
        -----------------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)



               0-25680                               33-0264030
    ----------------------------      -----------------------------------------
      (Commission File Number)          (I.R.S. Employer Identification Number)



         255 Consumers Road, Suite 500, Toronto, Ontario, Canada M2J 1R4
     ----------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)



                                 (416) 502-3200
     ----------------------------------------------------------------------
              (Registrant's telephone number, including area code)



     ----------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 2.    Acquisition or Disposal of Assets

Acquisition of ADE Network Technology Pty Ltd

Effective October 1, 2000, WaveRider Communications Inc. ("WaveRider" or the "Company") acquired ADE Network Technology Pty of Melbourne, Australia, ("ADE") a privately-held wireless infrastructure company. The Company undertook this acquisition to provide a sales presence in Australia and South East Asia where it believes a strong growing potential market for its products exists.

Under the terms of the Agreement, WaveRider committed to pay a minimum of $4,000,000 Australian (approximately $2.13 Million US) in four equal quarterly installments commencing on the closing date. In addition, the former shareholders of ADE will receive 40% of ADE's revenue in excess of $7.5 Million Australian (approximately $4 Million US) for the 12 months ended September 30, 2001, up to a maximum of $900,000 Australian (approximately $480,000 US). Payment of the first installment of $1,000,000 Australian was made in cash. Payment of the balance of the consideration, after the initial payment at closing, can be made, at WaveRider's sole discretion, in the form of shares, cash or a combination of each.

ADE Network Technology operates offices in Melbourne, Sydney, Canberra, Brisbane and Perth in Australia. In addition to marketing WaveRider's fixed wireless Internet access products, ADE's team of 27 sales, engineering, administration and management professionals will provide professional planning, installation and maintenance services to wireless Internet Service Providers throughout the continent.

As a wholly-owned subsidiary of WaveRider, ADE Network Technology's financial results will be reported on a consolidated basis with WaveRider's results. The purchase has been completed for a combination of shares and cash, which have no material impact on WaveRider's cash and equity position.

Item 7.    Financial Statements

Financial Statements will be filed on or before December 15, 2000, sixty (60) days from the required date of this filing, as provided in Rule 3-05 of Regulation S-X

           Exhibits

10.1 Share Sale and Subscription Agreement between WaveRider Communications Inc. and ADE Network Technology Pty Ltd and Philip William Anderson, Maureen Anderson and Wayne Anderson dated September 29, 2000.

10.2 Amendment No. 1 to the Share Sale and Subscription Agreement between WaveRider Communications Inc. and ADE Network Technology Pty Ltd and Philip William Anderson, Maureen Anderson and Wayne Anderson dated October 9, 2000.

Signatures:

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report on Form 8-k to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  October 13, 2000

                                         WaveRider Communications Inc.

                                         Per: /s/ Bruce Sinclair
                                              -------------------------------
                                              Bruce Sinclair, President

                                                                    EXHIBIT 10.1

                  PHILIP WILLIAM ANDERSON, MAUREEN ANDERSON AND

                                 WAYNE ANDERSON

                           (collectively, the Vendors)

                                       and

                          WAVERIDER COMMUNICATIONS INC.

                                   (Purchaser)

                                       and

                         ADE NETWORK TECHNOLOGY PTY LTD

                                 ACN 006 395 026

                                      (ADE)

--------------------------------------------------------------------------------

                      SHARE SALE AND SUBSCRIPTION AGREEMENT

--------------------------------------------------------------------------------

THIS AGREEMENT is made the 29th day of September 2000

BETWEEN

PHILIP WILLIAM ANDERSON of 6 Lemon Grove, Bayswater, Victoria (Philip);

AND

MAUREEN ANDERSON of 37 Francis Crescent, Ferntree Gully, Victoria (Maureen);

AND

WAYNE ANDERSON of 4 Finsbury Close, Rowville, Victoria (Wayne),

(together the Vendors);

AND

ADE NETWORK TECHNOLOGY PTY LTD (ACN 006 395 026) of 2 Dublin Street, East Oakleigh, Victoria (ADE);

AND

WAVERIDER COMMUNICATIONS INC., a company incorporated in Nevada, of Suite 500, 255 Consumers Road, Toronto, Ontario, Canada (Purchaser).

RECITALS:

A. Philip, Maureen and Wayne (collectively, the Vendors) are the legal and beneficial owners of the Vendor Shares in the proportions set out below:

         Philip:                12,000 Shares;
         Maureen:               200,000 Shares; and
         Wayne:                 25,000 Shares.

B. The Vendors wish to sell and the Purchaser wishes to purchase the Vendor Shares on the terms and conditions of this Agreement.

IT IS AGREED as follows:

1.       DEFINITIONS AND INTERPRETATIONS

1.1      Definition

         In this Agreement:

         Accounts means the accounts in respect of ADE which has been disclosed to the Purchaser.

Accounts Date means 30 June 2000.

Adjustment Amount means the amount which is the difference between the amount received in Australian dollars by reason of the disposal of Sale Shares by a Vendor (less reasonable costs of the disposal incurred by the Vendor) and the equivalent Consideration amount payable to the Vendors.

Agreement means the agreement constituted by this document and includes the recitals.

Authorisation means any permit, approval, authorisation, consent, exemption, filing, licence, notarisation, registration or waiver however described and any renewal or variation to any of them.

Business means the business of wireless network communications carried on by ADE.

Business Day means a day that is not a Saturday, Sunday or public holiday in Victoria.

Claim means in relation to any person, a claim, action or proceeding, judgment, damage, loss, cost, expense or liability incurred by or to or made or recovered by or against the person, however arising and whether present, unascertained, immediate, future or contingent.

Consideration means the consideration in respect of the Transaction set out in clause 4.

Encumbrance means any encumbrance, mortgage, pledge, charge, lien, assignment, hypothecation, security interest, title retention, preferential right or trust arrangement and any other security or agreement of any kind given or created and including any possessory lien in the ordinary course of business whether arising by operation of law or by contract.

Escrow Agreement means an agreement entered into between the Vendors and the Purchaser in relation to WaveRider Shares issued to the Vendors limiting the number of WaveRider Shares that the Vendors may sell on any one day to no more than 10% of the average daily number of WaveRider Shares sold during the previous 10 days of trading on the NASDAQ National Market System.

Execution Date means the date of this Agreement.

Governmental Agency means a government or government department, a governmental or semi-governmental or judicial person (whether autonomous or not) charged with the administration of any applicable law.

Guarantees means the guarantees made by any or all of the Vendors and set out in Schedule C.

Incremental Revenue means that proportion of the Revenue which is greater than $7.5 million but not more than $9.75 million for the year ending 30 September 2001 which amount shall be increased by an amount equal to any decrease in the capacity of ADE to earn revenue during the relevant year caused by Purchaser diverting current revenue generating resources of ADE to non-revenue activities, reducing ADE's current expenditure levels or breach of the covenant set out in clause 9.6 of this Agreement, without the express written consent of the Managing Director of ADE.

Party means a party to this Agreement.

Revenue means, in relation to a period of time, the revenue of ADE as calculated in accordance with generally accepted Australian accounting standards and practices.

Satisfaction Period means the period commencing on the Execution Date and expiring 30 September 2000, or such other date as is agreed to in writing by the Parties.

Securities means the securities given by any or all of the Vendors and set out in Schedule C.

Settlement means the settlement on the Settlement Date of the sale and purchase of the Vendor Shares.

Settlement Date means 30 September 2000 unless otherwise agreed between the Parties.

Share means a fully paid ordinary share in the capital of ADE.

Tax means any tax, levy, charge, impost, duty, fee, deduction, compulsory loan, withholding, stamp, transaction, registration, duty or similar charge which is assessed, levied, imposed or collected by any government agency and includes, but is not limited to, any interest, fine, penalty, charge, fee or any other accounting imposed on, or in respect of any of the above.

Transaction means the sale and purchase of the Vendor Shares as set out in clause 3.

Vendor Proportions means in, relation to WaveRider Shares issued to the Vendors or cash paid to the Vendors, the allocation of WaveRider Shares or the payment of cash (as appropriate) in the following proportions:

           Name of Vendor              Proportion of total WaveRider Shares/cash

           Philip                      12/237
           Maureen                     200/237
           Wayne                       25/237

Vendor Shares means 100% of the fully paid issued capital of ADE, being 237,000 Shares.

WaveRider Share means a common share in the capital of Purchaser.

1.2        Interpretation

           In this Agreement unless the context otherwise requires:

(a)      headings are for convenience only and do not affect its interpretation;

(b) an obligation or liability assumed by, or a right conferred on, 2 or more Parties binds or benefits all of them jointly and each of them severally;

(c) the expression person includes an individual, the estate of an individual, a corporation, an authority, an association or joint venture (whether incorporated or unincorporated), a partnership and a trust;

(d)      a   reference   to  any  party   includes   that   party's   executors,
         administrators, successors and permitted assigns, including any person taking by way of novation;

(e) a reference to any document (including this Agreement) is to that document as varied, novated, ratified or replaced from time to time;

(f) a reference to any statute or to any statutory provision includes any statutory modification or re-enactment of it or any statutory provision substituted for it, and all ordinances, by-laws, regulations, rules and statutory instruments (however described) issued under it;

(g) words importing the singular include the plural (and vice versa) and words indicating a gender include every other gender;

(h) reference to parties, clauses, schedules, exhibits or annexures are references to parties, clauses, schedules, exhibits and annexures to or of this Agreement and a reference to this Agreement includes any schedule, exhibit or annexure to this Agreement;

(i) where a word or phrase is given a defined meaning, any other part of speech or grammatical form of that word or phrase has a corresponding meaning; and

(j)      a reference to $ or dollar is to Australian currency.

2.         CONDITIONS

2.1 This Agreement is subject to and conditional on the satisfaction of the following conditions precedent:

(a) the Vendors, using their best endeavours, to procure that the employees specified in Schedule D enter into employment agreements with ADE on terms that are satisfactory to the Purchaser; and

(b)      receipt of:

         (i) any necessary consents in relation to the leases set out in Schedule E; and

         (ii) any other third party approvals, consents, waivers, orders, exemptions and agreements reasonably necessary for the ongoing operation of the Business, including in relation to material contracts with suppliers and customers, each in form and substance satisfactory to the Purchaser and the Vendors.

2.2 The conditions precedent to this Agreement in clause 2.1 are inserted in this Agreement solely for the benefit of the Purchaser and the Purchaser may, by notice in writing to the Vendors on or before the due date for satisfaction of each of the conditions precedent, either waive or grant an extension of time for satisfaction of any one or more of the conditions or part or parts of any one or more of the conditions.

2.3 Subject to clause 2.2, if all of the conditions precedent set out in clause 2.1 are not satisfied or waived by the Purchaser in accordance with the provisions of this Agreement by the expiry of the Satisfaction Period, this Agreement shall be deemed to be at an end and of no force or effect with none of the Parties being subject to any of the obligations contained in this Agreement and with none of the Parties claiming any right, at law or in equity, against any other Party save for the performance of those covenants and agreements (if any) which should have already have been performed and all damages for breach of the same.

2.4 The Parties shall use their best endeavours to satisfy all conditions precedent referred to in clause 2.1 as soon as possible after the Execution Date.

2.5 Settlement of this Agreement is subject to and conditional on the Purchaser being satisfied that no material change has occurred in the financial position or affairs of ADE between the date of satisfaction of the conditions precedent to this Agreement referred to in clause
           2.1 and the Settlement Date.

2.6 Settlement of this Agreement is subject to and conditional on the Vendors being satisfied that no material change has occurred in the financial position or affairs of the Purchaser between the date of satisfaction of the conditions precedent to this Agreement referred to in clause 2.1 and the Settlement Date.

3.         TRANSACTION

           Each of the Vendors, as legal and beneficial owners of the Vendor Shares, in the proportions set out in Recital A above, agree to sell free from Encumbrances and the Purchaser agrees to purchase the Shares owned by each Vendor for the Consideration and on the further terms and conditions set out in this Agreement.

4.         CONSIDERATION

4.1      The consideration payable by the Purchaser to the Vendor is as follows:

(a)        $1,000,000 in cash payable to the Vendors on the Settlement Date;

(b) $3,000,000 payable to the Vendors in 3 equal quarterly instalments of $1,000,000 each, payable on the following dates:

(i)        that date which is 3 months after the Settlement Date;

(ii)       that date which is 6 months after the Settlement Date; and

(iii)      that date which is 9 months after the Settlement Date; and

(c)        that amount which is 40% of Incremental Revenue, payable on
                     31 October 2001.

4.2 The Purchaser may elect to satisfy its obligations referred to in clauses 4.1(b) and 4.1 (c) by the payment of cash only, by the issue of WaveRider Shares, or by a combination of cash and WaveRider Shares.

4.3        If:

         (a)      the   Purchaser   elects  to  partly  or  fully   satisfy  its
                  obligations referred to in clause 4.1(b) or 4.1(c) by the issue of WaveRider Shares;

         (b) a Vendor sells some or all of his or her WaveRider Shares (Sale Shares) within 30 days of the issue of the Sale Shares on market at arms length; and

         (c) the Vendor, by reason of such a bona fide on market sale at arms length, recovers (after taking account of reasonable costs of the sale incurred by the Vendor) other than the cash amount the Vendor would have received if the Purchaser had elected to satisfy its obligations by the payment of cash rather than satisfying its obligations by the issue of the Sale Shares, the Purchaser shall pay to or claim from that Vendor the Adjustment Amount.

4.4 The Adjustment Amount is payable to or claimed from a Vendor at the following times:

         (a) if the Adjustment Amount relates to Sale Shares issued pursuant to clause 4.1(b), at the same time as the immediately following instalment of the Consideration pursuant to clause 4.1(b) or 4.1(c) if payable (or if no Consideration is payable pursuant to clause 4.1(c), on 31 October 2001); and

         (b) if the Adjustment Amount relates to Sale Shares issued pursuant to clause 4.1(c), on 31 December 2001.

4.5 In the event that the Purchaser is required to pay to a Vendor an Adjustment Amount:

         (a) the Purchaser may elect to pay the Adjustment Amount in the manner referred to in clause 4.2 if the Adjustment Amount relates to Sale Shares issued pursuant to clause 4.1(b); and

         (b) the Purchaser must pay the Adjustment Amount in cash if the Adjustment Amount relates to Sale Shares issued pursuant to clause 4.1(c).

4.6 In the event that the Purchaser is entitled to claim from a Vendor an Adjustment Amount:

         (a) the Adjustment Amount shall be offset against the immediately following instalment of the Consideration payable pursuant to clause 4.1(b) or 4.1(c) if the Adjustment Amount relates to Sale Shares issued pursuant to clause 4.1(b); and

         (b) the Adjustment Amount shall be paid in cash by the respective Vendor if it relates to Sale Shares issued pursuant to clause 4.1(c).

4.7 All calculations relating to the number of WaveRider Shares to be issued to the Vendors as part of the Consideration will be determined in accordance with the following formula:

           X =       Y x Z
                     -----
                       SP

           where:

         X = the number of WaveRider Shares to be issued to the Vendors as part of the Consideration;

         Y = the equivalent Consideration amount payable to the Vendors in Australian dollars;

         Z = the AUD$:US$ exchange rate sell rate as published in the Australian Financial Review on the day prior to the date on which any WaveRider Shares are to be issued to the Vendors as part of the Consideration; and

         SP = the average trading price of WaveRider Shares on the NASDAQ Composite Index at the close of trading on the last 5 trading days prior to the date on which any WaveRider Shares are to be issued to the Vendors as part of the Consideration.

5.         SETTLEMENT

5.1 Settlement of the Transaction shall take place on the Settlement Date at the offices of ADE or at such other offices as the Parties may otherwise agree and at such time as shall be agreed by the Parties. Irrespective of the date on which Settlement actually takes place, Settlement shall be deemed to have taken place on 30 September 2000.

5.2 At Settlement, the Vendors must confer on the Purchaser title to the Vendor Shares and place the Purchaser in effective possession and control of ADE. To this end, at or prior to Settlement, the Vendors must:

         (a) if required by the Purchaser, deliver or cause to be delivered to the Purchaser in a form and substance satisfactory to the
                  Purchaser:

                  (i)      share certificates in respect of the Vendor Shares;

                  (ii) separate instruments of transfer in registrable form of the Vendor Shares in favour of the Purchaser (as transferee) which have been duly executed by each of the Vendors in relation to their respective Vendor Shares (as transferor);

                  (iii) the common seal (and any duplicate common seal, share seal or official seal) of ADE;

                  (iv)     all available copies of the constitution of ADE;

                  (v) the minute books and other records of meetings or resolutions of members and directors of ADE;

                  (vi) all registers of ADE (including the register of members, register of options, register of directors, register of charges) in proper order and condition and fully entered up to the Settlement Date;

                  (vii) all cheque books, financial and accounting books and records, copies of tax returns and assessments, mortgages, leases, agreements, insurance policies, title documents, licences, indicia of title, contracts, certificates and all other records, papers, books and documents of ADE;

                  (viii) a duly completed authority for the alteration of the signatories of each bank account of ADE in the manner required by the Purchaser by written notice before the Settlement Date; and

                  (ix) all current Authorisations and other documents issued to ADE under any legislation or ordinance relating to its business activities;

         (b) procure that duly convened meetings of the directors of ADE are held and procure at those meetings (as applicable):

                  (i) the approval of the registration (subject to payment of stamp duty) of the transfers of the Vendor Shares and the issue of a new share certificate for the Vendor Shares in the name of the Purchaser;

                  (ii) if required by the Purchaser, the appointment as additional directors and secretaries of ADE of those persons nominated by the Purchaser by written notice before the Settlement Date;

                  (iii) if required by the Purchaser, the retirement, by written notice, of the Vendors' representatives as secretary and directors of ADE with effect from the end of that meeting acknowledging that each of them has no Claim of any kind whatsoever against ADE by way of compensation or entitlement for loss of office including (without limitation) in respect of his or her legal entitlements to accrued long service leave and annual pay (if any);

                  (iv) if required by the Purchaser, the revocation of all existing authorities to operate bank accounts; and

                  (v) the transaction of any other reasonable business of which the Purchaser may give notice before the Settlement Date; and

         (c) deliver possession and place the Purchaser in operating control of ADE.


5.3 At Settlement, the Purchaser must pay to the Vendors a total of $1,000,000, to be allocated amongst each of the Vendors in the Vendor Proportions. Such payment will be in the form of a trust account cheque from the trust account of Steinepreis Paganin, Lawyers and Consultants. In addition, Purchaser must present an executed counterpart of the employment agreement for Mr. William Anderson, in the form of Schedule F and an executed counterpart of the employment agreement for Mr. Wayne Anderson, in the form of Schedule G.


6.         ANNOUNCEMENTS

           The Purchaser and ADE agree that there will be no public announcement or other disclosure of the matters dealt with in this Agreement or that discussions and negotiations concerning the Transaction are occurring between them until they have both agreed thereto or unless otherwise required by law or by regulatory law or regulatory rule or policy. If either the Purchaser or ADE is required by law or regulatory rule or policy to make a public announcement, it will provide as much notice to the other of them as reasonably possible, including the proposed text of the announcement.

7.         COVENANTS BY THE VENDORS AND ADE

7.1 The Vendors and ADE covenant with the Purchaser that during the period commencing on the Execution Date and expiring on the
           Settlement Date, ADE will not, except as contemplated by this Agreement, without the prior written consent of the Purchaser:

         (a) enter into, terminate or alter any term of any material contract or commitment;

         (b) other than in the ordinary course of its Business, incur any material liability;

         (c) other than in the ordinary course of its Business, acquire any asset or authorise any material capital expenditure;

         (d) other than in the ordinary course of its Business, dispose of, agree to dispose of, assign, agree to assign, encumber or grant any option over any of its assets or any interest in any of them;

         (e) other than in the ordinary course of its business, hire or terminate the employment of or pay or agree to pay any bonus or allowance to any employee or alter the terms of employment (including the terms of superannuation or any other benefit) of any employee;

         (f) grant any option to subscribe for any security in ADE or allot or issue or agree to allot or issue any security, share or loan capital or any security convertible into any share or loan capital in ADE other than as set out in this Agreement;

         (g)      resolve to reduce its share capital in any way;

         (h) enter into a buy-back agreement or resolve to approve the terms of a buy-back agreement;

         (i) declare or pay any dividend or make any other distribution of its assets or profits;

         (j) alter or agree to alter its constitution other than as provided for in this Agreement;

         (k) pass any resolution other than in the ordinary course of business; or

         (l)      resolve any programs or budgets in relation to ADE.

7.2 For the purposes of this Agreement and until Settlement, the Vendors must use their best endeavours to:

         (a) give the Purchaser all such assistance and information in regard to the property and affairs of ADE; and

         (b) make available for access to the Purchaser or its representatives all books, records and documents (whether in written, electronic or other form) in its possession or under its control,

           as the Purchaser may require to enable the Purchaser to gain further knowledge about the Business (and its operation and conduct) and take control of ADE.

7.3 If, before the Settlement Date, an event occurs which has or may have a material effect of the profitability or value of the Vendor Shares, the Vendors must, immediately upon becoming aware of that event, give written notice to the Purchaser fully describing the event.

7.4 In the event that all or any of the Vendors are issued WaveRider Shares pursuant to clause 4, the Vendors jointly and severally covenant that they will, on the date of issue of such WaveRider Shares, each enter into an Escrow Agreement.

7.5 The Vendors jointly and severally covenant that they will provide all reasonable assistance to the Purchaser as is required to enable the Purchaser to satisfy its obligations under clause 9.3.

8.         REPRESENTATIONS AND WARRANTIES BY THE VENDORS AND ADE

8.1 Each of the Vendors and ADE jointly and severally warrant and represent to the Purchaser, as an inducement to the Purchaser to enter into this Agreement and it is a condition of this Agreement that each of the statements set out in Schedule A are true, complete and accurate, both at the Execution Date and at the Settlement Date.

8.2 Each of the Vendors and ADE jointly and severally indemnify and agree to indemnify the Purchaser against any Claim against the Purchaser to the extent that the Claim arises from or is connected with any breach of any warranty by such Vendor set out in Schedule A or any other terms of this Agreement.

8.3 The warranties set out in Schedule A will remain in full force for a period of one year from Settlement, except for clauses 6.7, 13 and 16 in Schedule A which will remain in full force for a period of five years, and the provisions of clauses 8.1 and 8.2 will remain in full force with respect to each warranty for the corresponding time period, and be binding notwithstanding Settlement and shall continue for the benefit of the Purchaser and shall not be extinguished or merged on Settlement.

8.4 The matters set out in Schedule A and clause 8.2 will be taken to be repeated by the Vendors and ADE on the Settlement Date with reference to the facts and circumstances existing at that date.

9.         COVENANTS BY THE PURCHASER

9.1 To the extent to which the Purchaser elects to pay to the Vendors some or all of the Consideration set out in clause 4 in cash, it shall pay such Consideration by bank cheque, to be allocated amongst each of the Vendors in the Vendor Proportions.

9.2 To the extent to which the Purchaser elects to pay to the Vendors some or all of the Consideration set out in clause 4 in WaveRider Shares, the Purchaser shall deliver or cause to be delivered to each of the Vendors share certificates together totalling such Consideration, which share certificates shall allocate WaveRider Shares between the Vendors in the Vendor Proportions.


9.3        The Purchaser covenants with the Vendors that:

         (a) during the period commencing on the Settlement Date and expiring 90 days thereafter, the Purchaser will, at its own cost, obtain a release of the guarantee and indemnity for $357,036 given by William Anderson and Maureen supported by a registered mortgage over property situated at 37 Francis
                  Crescent, Ferntree Gully, Victoria which guarantees and indemnity forms part of the Guarantees and Securities ; and

         (b) subject to clause 9.3(a), during the period commencing on the Settlement Date and expiring 6 months thereafter, the Purchaser will, at its own cost, obtain a release of the Guarantees and Securities made by any or all of the Vendors and/or William Anderson, provided that it will use its best endeavours to obtain a release of Guarantees and Securities as soon as practicable after Settlement. Until such time as a full and complete release has been obtained, the Purchaser and ADE agree to indemnify the Vendors and William Anderson against any Claim against any or all of those persons made under the Guarantees and Securities.


9.4 If, before the Settlement Date, an event occurs which has or may have a material effect on the profitability or value of WaveRider Shares, the Purchaser must, immediately upon becoming aware of that event, give written notice to the Vendors fully describing the event.

9.5 The Purchaser covenants with the Vendors that it will by no later than 30 days after the Settlement Date file with the Securities Exchange Commission of the United States of America:

         (a) a registration statement with respect to the initial issuance of WaveRider Shares to the Vendors as contemplated by this Agreement; and

         (b) a registration statement with respect to such sale or disposal of the WaveRider Shares by the Vendors as may occur pursuant to this Agreement,

         and will do all other things necessary to ensure that the Vendors are able to hold, dispose of or otherwise deal with the WaveRider Shares as they think fit subject only to the terms of the Escrow Agreement.


9.6 WaveRider covenants to provide cash or credit facilities to a minimum of $1,000,000 for the ongoing operations and growth of ADE, within ninety (90) days following Settlement in accordance with appropriate spending and budgetary controls to be implemented by ADE and approved by the Purchaser.

9.7 The Purchaser covenants to use its reasonable endeavours to enable ADE to achieve a revenue of $12,500,000 during the year ending 30 September 2001.

10.        REPRESENTATIONS AND WARRANTIES BY THE PURCHASER

10.1 The Purchaser warrants and represents to the Vendor, as an inducement to the Vendors to enter into this Agreement and it is a condition of this Agreement that each of the statements are set out in Schedule B are true, complete and accurate, both at the Execution Date and at the Settlement Date.

10.2 The Purchaser indemnifies and agrees to indemnify the Vendors against any Claim against any Vendor to the extent that the Claim arises from or is connected with any breach of any warranty by the Purchaser set out in Schedule B or any other terms of this Agreement.

10.3       The  warranties  set out in Schedule B and the  provisions of clauses
           10.1 and 10.2 will remain in full force and be binding notwithstanding Settlement and shall continue for the benefit of the Vendors and shall not be extinguished or merged on Settlement.

10.4 The matters set out in Schedule B and clause 10.2 will be taken to be repeated by the Purchaser on the Settlement Date with reference to the facts and circumstances existing at that date.

11.        NOTICES

11.1 Each notice authorised or required to be given to a Party shall be in writing and may be delivered personally or sent by properly addressed and prepaid mail or facsimile in each case addressed to the Party at its address set out in clause 11.2, or as the case may be to such other address as it may from time to time notify to the other Parties pursuant to clause 11.3.

11.2       The initial address of the Parties shall be as follows:

           In the case of the Purchaser:

           WaveRider Communications Inc.
           Suite 500, 255 Consumers Road
           Toronto, Ontario
           Canada
           Facsimile:INT + (416) 502 2968
           Attention:Mr J Chapman

           In the case of the Vendors or ADE:

           2 Dublin Street
           East Oakleigh
           Victoria  3166

           Facsimile:INT + (61 3) 9543 5582
           Attention:Mr W Anderson

11.3 Each Party may from time to time change its address by giving notice pursuant to clause 11.1 to the other Parties.

11.4 Any notice given pursuant to clause 11.1 will be conclusively deemed to have been received:

         (a) in the case of personal delivery, on the actual day of delivery if delivered prior to 5 pm (local time) on a Business Day or on the next following Business Day if delivered after 5 pm (local time) on a Business Day or on other than a Business Day;

         (b) if sent by mail, on the fifth clear Business Day after the day of posting; or

         (c) if sent by facsimile, on the day after the facsimile was sent by clear transmission.

12.        NON-ASSIGNMENT

           No Party may assign any or all of its rights and obligations under this Agreement to any person except with the prior written consent of the other Party which consent shall not unreasonably be withheld.

13.        FURTHER ASSURANCE

           Each Party shall sign, execute and do all deeds, acts, documents and things as may reasonably be required by the other Party to effectively carry out and give effect to the terms and intentions of this Agreement.

14.        GOVERNING LAW

           This Agreement shall be governed by and construed in accordance with the law from time to time in the State of Victoria and the Parties agree to submit to the non-exclusive jurisdiction of the courts of Victoria and the courts which hear appeals therefrom.

15.        VARIATION

           No modification or alteration of the terms of this Agreement shall be binding unless made in writing dated subsequent to the date of this Agreement and duly executed by the Parties.

16.        COSTS

16.1 All stamp duty assessed on or in respect of this Agreement shall be paid by the Purchaser.

16.2     It is acknowledged that:

         (a)      the Purchaser shall bear its own legal costs of and incidental
                  to  the   preparation,   negotiation  and  execution  of  this
                  Agreement; and

         (b) the Vendors shall bear their own costs and the costs of ADE of and incidental to the preparation, negotiation and execution of this Agreement, together with all fees paid or payable by ADE to third parties directly or indirectly involved in facilitating the Transaction, provided that such costs are incurred after 15 July 2000.


17.        MISCELLANEOUS

17.1 If any provision of this Agreement is invalid and not enforceable in accordance with its terms, all other provisions which are self-sustaining and capable of separate enforcement without regard to the invalid provision, shall be and continue to be valid and forceful in accordance with their terms.

17.2 This Agreement shall constitute the sole understanding of the Parties with respect to the subject matter and replaces all other agreements with respect thereto.

17.3 This Agreement may be executed in any number of counterparts (including by way of facsimile) each of which shall be deemed for all purposes to be an original and all such counterparts taken together shall be deemed to constitute one and the same instrument.

17.4       Time shall be of the essence in this Agreement in all respects.

EXECUTED by the Parties as a Agreement.

SIGNED by                                    )
PHILIP WILLIAM ANDERSON                      )
in the presence of:                          )    ______________________________
                                                           (Signature)
--------------------------------------------
Signature of Witness

--------------------------------------------
Full Name of Witness

--------------------------------------------
Address:
--------------------------------------------
Occupation:

SIGNED by                                    )
MAUREEN ANDERSON                             )
in the presence of:                          )    ______________________________
                                                             (Signature)
--------------------------------------------
Signature of Witness

--------------------------------------------
Full Name of Witness

--------------------------------------------
Address:
--------------------------------------------
Occupation:




SIGNED by                                    )
WAYNE ANDERSON                               )
in the presence of:                          )    ______________________________
                                                             (Signature)
--------------------------------------------
Signature of Witness

--------------------------------------------
Full Name of Witness

--------------------------------------------
Address:
--------------------------------------------
Occupation:

SIGNED for and on behalf of                  )
WAVERIDER COMMUNICATIONS INC. by its duly    )
authorised  Signatory in the presence of:    )      ____________________________
                                                               (Signature)

--------------------------------------------
Signature of Witness

--------------------------------------------
Full Name of Witness

--------------------------------------------
Address:
--------------------------------------------
Occupation:




EXECUTED BY ADE NETWORK TECHNOLOGY PTY LTD ACN 006 395 026     )
in accordance with the Corporations Law:                       )
                                                               )





--------------------------------------------------------------
Director

--------------------------------------------------------------
Director/Secretary

                                   SCHEDULE A

                                VENDOR WARRANTIES

1.         SHARES AND CAPITAL

1.1        Title

           The Vendors are together the legal and beneficial owner of the Vendor Shares which are free from Encumbrances.

1.2        Consents

           Each of the Vendors are able to sell and transfer the Vendor Shares without the consent of any other person and free of any pre-emptive rights or rights of first refusal (subject to the directors of ADE approving the registration of the transfer of the Vendor Shares).

1.3        Issued capital

           The Vendor Shares constitute all of the issued share capital of ADE.

1.4        Fully paid

           The Vendor Shares are fully paid and no money is owing in respect of them.

1.5        Issue of other securities

           ADE is not under any obligation to allot and issue and has not granted any person the right to call for the allotment and issue of any shares in ADE or other securities convertible into shares of ADE at any time.

1.6        Encumbrances

           The Vendor Shares are not, and will not be, on Settlement, subject to any Encumbrance or other liability which would attach to the Vendor Shares to bind the Purchaser.

1.7        Proceedings

           The Vendors are not involved in, or aware of, any current or threatened civil or criminal proceedings, arbitration or dispute, relating to the Vendor Shares.

1.8        Judgments

           The Vendors are not aware of any unsatisfied judgments, orders or writs of execution against the Vendors or ADE or affecting the Vendor Shares.

2.         AUTHORITY AND CORPORATE STATUS

2.1        Corporate existence

           ADE:

         (a)      is a proprietary limited company;

         (b) has the power to own its assets and carry on its business as it is now being conducted; and

         (c) is not registered and is not required to be registered in any place other than its present place of incorporation.

2.2        Compliance with constituent documents

           The business affairs of ADE have been conducted in accordance with the constitution of ADE.

2.3        Judgments

           Neither the Vendors nor ADE are aware of any unsatisfied judgments, orders or writs of execution against ADE or affecting its business, assets or affairs.

2.4        Proceedings

           To the best of the Vendors' knowledge, there is no current or threatened civil or criminal proceeding, arbitration or dispute, involving ADE.

3.         ACCURACY OF INFORMATION

3.1        Information accurate

           All information given by or on behalf of the Vendors and/or ADE to the Purchaser or its advisers in respect of ADE and the sale of the Vendor Shares, is accurate and complete and not misleading in all material respects.

3.2        Material information disclosed

         All information which is material to a buyer for value of the Vendor Shares has been disclosed to the Purchaser.

4.         THE ACCOUNTS

4.1        Basis of preparation

           In all material respects, the Accounts:

         (a) show a true and fair view of the financial position and the assets and liabilities of ADE at the Accounts Date subject to the qualification of the Company's auditors, Messrs Lundstrom Dickson Barbarti, set out in their audit report of the Company's financial reports for the year ended 30 June 2000, which report is dated on or about 28 September 2000;

         (b)      are not affected by any unusual or non-recurring item;

         (c) include all reserves and provisions for taxation that are necessary to cover all Tax liabilities of ADE in respect of any period up to the Accounts Date;

         (d) take account of all gains and losses, whether realised or unrealised, arising from foreign currency transactions;

         (e)      include all liabilities of ADE at the Accounts Date; and

         (f)      set  out all  contingent  liabilities  of ADE at the  Accounts
                  Date.

5.         POSITION SINCE ACCOUNTS DATE

5.1        Position since Accounts Date

           Since the Accounts Date:

         (a) the business of ADE has been conducted in the ordinary course of ordinary business and in a proper and efficient manner;

         (b) ADE has not disposed of any of its assets other than in the ordinary course of business;

         (c) ADE has not acquired any material assets other than in the ordinary course of business;

         (d) ADE has not incurred any liabilities other than in the ordinary course of business;

         (e) there has been no material adverse change affecting the business of ADE, the assets of ADE or the financial or trading position or prospects of ADE; and

         (f)      no  dividends,   bonus  issues  or  other   distributions   or
                  repayments of shareholders' loans have been declared, made or paid by ADE.

6.         ASSETS

6.1        Title of Assets

         Otherwise than as previously disclosed to the Purchaser in writing, all of the assets of ADE are:

         (a)      fully paid for;

         (b)      in the possession of ADE;

         (c)      used solely by ADE;

         (d) the absolute property of ADE free of all Encumbrances and other third party rights; and

         (e) not the subject of any lease or hire purchase agreement or agreements for purchase on deferred terms.

6.2        Assets of Business

           All of the assets used in conducting the Business and which are reasonably necessary for the continuing conduct of the Business:

         (a) are in adequate condition and state of repair rendering them fit for use and suitable in the conduct of the Business; and

         (b) comprising plant and equipment have been maintained and repaired by ADE as required and are, at the Execution Date, in reasonable working condition.

6.3        Sale of its assets

         ADE has no legally binding commitment to sell or dispose of any of its assets.

6.4        Orders

           No orders or notices have been served on ADE in respect of its assets which are currently unsatisfied and would seriously impair and interfere with the use of any of those assets or the conduct of the Business.

6.5        Investigation or inquiry

           To the best of the Vendors' knowledge, there has not been, during the 3 years immediately preceding the Execution Date, and there is no existing investigation or enquiry by or on behalf of any governmental or state authority relating to the Business, transactions or affairs of ADE other than has been previously disclosed in writing to the Purchaser.

6.6        Compliance

           As far as the Vendors are aware:

         (a) ADE complies with local government, environmental, health, safety and other regulations for lawful conduct of the Business; and

         (b) ADE has filed the necessary returns, information or notices with the relevant statutory authorities with regard to the Business.

6.7        Regulatory

           ADE did not do or omit to do, by itself, its agents or employees, any act which may render ADE liable for prosecution for any offence, and for any fine, penalty, damages and costs, under any of the following:

         (a)      the Corporations Law;

         (b)      the Trade Practices Act 1974 (Cth); and

         (c) any other statutory regulations affecting the conduct of the Business.

7.         RECEIVABLES

7.1        Collectability

           To the best of the Vendors' knowledge, all debts owing to and amounts due to ADE are collectable within three (3) months for their full amounts and are not subject to any counter-claim or set off except to the extent described or provided in the Accounts.

7.2        Amounts owing

         ADE is not owed any money other than trade debts incurred in the ordinary course of business and cash at bank.

8.         SECURITY INTERESTS

           ADE has granted or created, or agreed to grant or create, and is a party to only those loans, guarantees, letter of comfort, indemnities, finance leases, hire purchase agreements, or Encumbrances which are disclosed in the Accounts.

9.         CONTRACTS

9.1        Nature of contracts

           Save for as previously disclosed in writing to the Purchaser, any agreement binding on ADE:

         (a)      is within the ordinary course or ordinary business of ADE; and

         (b)      is at arm's length.

         9.2      Losses under contracts

           Except as disclosed in the Accounts, no losses are expected to be incurred under contracts currently being undertaken by ADE, having regard to all expected revenue from, and the cost to be incurred in providing services under those contracts.

9.3        No restrictive covenants

         ADE is not a party to any agreement which restricts its freedom to engage in any activity or business in any area.

9.4        Change of control

           ADE is not a party to any agreement under which any third party is entitled or likely, as a result of a change in ownership of the Vendor Shares:

         (a)      to terminate the agreement; or

         (b) to require the adoption of terms which are less favourable to ADE than the current terms.

9.5        No default

           To the best of the Vendors' knowledge, no party to any agreement with ADE is in default under it or would be in default, but for the requirements of notice or lapse of time, or both.

9.6        No notices

           ADE has not received any notice which might affect any rights of the Purchaser or the exercise of any rights by the Purchaser in respect of any agreement.

10.        SHAREHOLDINGS AND MEMBERSHIPS

10.1       Shareholdings

           ADE is not the holder or the beneficial owner of any shares or other capital or securities convertible into shares or other capital in any other company.

10.2       Memberships

         ADE is not a member of any joint venture, partnership or unincorporated association.

11.        EMPLOYEES

11.1       Disclosure

           The following have been fully and accurately disclosed by the Vendors to the Purchaser and are correctly recorded in ADE's wages and financial records in respect of each employee of ADE:

         (a)      duration of employment;

         (b)      terms and conditions of employment;

         (c)      wages, salary, benefits and entitlements of each employee; and

         (d)      details   of  annual   holidays,   long   service   leave  and
                  superannuation in respect of each employee.

11.2       Records

         ADE maintains adequate records as required by law relating to existing and former employees.

11.3       Liabilities

           To the best of the Vendors' knowledge, ADE has no present or contingent liability to any former employee for any entitlements arising out of the employment by ADE, including for compensation or damages for wrongful or unfair dismissal or for redundancy.

11.4       ADE's obligations

           ADE has complied with its financial obligations to employees imposed under any agreement, award, legislation or otherwise. ADE is not a party to any collective bargain, enterprise or similar agreement with any employers, labour unions or associations.

11.5       Remuneration

         ADE has not materially altered the remuneration or conditions of employment of its employees since the Account Date.

11.6       Superannuation

           ADE contributes to a superannuation for the benefit of employees. The Vendors warrant that to the best of their knowledge and belief:

         (a) the superannuation fund is a complying superannuation fund within the Superannuation Industry (Supervision) Act 1993
                  (Cth) and complies with other relevant legislation; and

         (b) ADE has made all contributions to the fund it is required to make to comply with any contractual obligation with employees or under an industrial award or agreement, and in accordance with the Superannuation Guarantee Scheme, in respect of all employees, up to the Execution Date.

12.        COMPLIANCE WITH LEGISLATION

         (a) To the best of ADE's and the Vendor's knowledge and belief, ADE has all necessary licences, consents, permission, authorities and permits required to conduct the Business and has paid all fees due in relation to them and complied with all conditions under them; and

         (b) To the best of their knowledge and belief, the Vendors and ADE do not know of any factor which might prejudice the continuance or renewal of any licence, consent, permission, authority or permit required under Warranty 12(a).

13.        LITIGATION

13.1       ADE not a party to any litigation

           ADE is not, nor has it in the last 6 months been a party or subject to any investigation, prosecution, litigation, arbitration proceedings or any other form of mediation or dispute resolution in respect of the business, the assets of ADE or its employees.

13.2       No litigation pending or threatened

           To the best of the Vendors' knowledge, no investigation, prosecution, litigation, proceeding or any other form of mediation or dispute resolution is pending or threatening.

13.3       No circumstances

           To the best of the Vendor's and ADE's knowledge and belief, there are no circumstances which might given rise to any investigation, prosecution, litigation, proceeding or any other form of mediation.

13.4       No writ of execution

           No writ of execution has been issued against ADE.

13.5       No receiver

           No receiver and manager of any part of the undertaking or assets of ADE has been appointed or is threatened to be appointed.

14.        SOLVENCY

14.1       No liquidation or winding up

           ADE has not gone into liquidation or passed a winding-up resolution nor received a notice to liquidate or be wound up.

14.2       No petition

           No petition or other process for winding-up has been presented or threatened against ADE and there are not circumstances justifying a petition or other process.

15.        RECORDS AND CONSTITUENT DOCUMENTS

15.1       Records

         All accounts, registers, books, ledgers and financial and other records of ADE:

         (a)      are in all material respects up-to-date;

         (b) have in all material respects been fully and accurately maintained;

         (c)      comply in all material respects with all legal requirements;

         (d) to the best of the Vendors' knowledge and belief, are in the possession or under the control of ADE; and

         (e)      will be delivered to the Purchaser on or before Settlement.

15.2       Constitution

         ADE has supplied accurate and up-to-date copies of its constitution to the Purchaser.

15.3       Register of members

           ADE has not received any notice of any application or intended application for the rectification of its register of members or any other register which it is required by law to maintain.

15.4       Australian Securities & Investments Commission

           ADE has lodged with the Australian Securities & Investments Commission all returns, particulars, resolutions and documents which are relevant to indicate the position relating to ADE at the Execution Date and the information contained in those returns and documents is accurate and complete.

16.        TAXES AND DUTIES

16.1       Tax paid

         Any Tax payable in respect of any transaction, income or asset of ADE has been paid up to 30 June 1999.

16.2       Provision in Accounts

           Adequate provision has been made in the Accounts for any Tax on ADE which the Vendor or ADE is aware is payable or may become payable but which is unpaid.

16.3       Withholding tax

           Any obligation under any applicable tax law to withhold as Tax amounts at source including but not limited to withholding tax, prescribed payments system tax and royalties has been complied with.

16.4       Documents stamped

           Any duty payable in respect of any Tax law in relation to any transaction or agreement to which ADE is or has been a party or by which ADE derives, or has derived a substantial benefit has been paid.

16.5       Records

         ADE has maintained, in all material respects, proper and adequate records to enable it to comply with obligations to:

         (a) prepare and submit any information, notices, computations, returns and payments required in respect of any applicable Tax law;

         (b) prepare any accounts necessary for the compliance of any applicable Tax law; and

         (c) retain necessary records as required by any applicable Tax law.

16.6       Returns submitted

           ADE has submitted any necessary information, notices, computations and returns to the relevant government agency in respect of any Tax or duty relating to ADE.

16.7       Returns accurate

           To the best of the Vendor's knowledge and belief having made due enquiry, any information, notice, computation and return which has been submitted to a government agency in respect of any Tax or duty:

         (a) discloses all material facts that should be disclosed under the relevant tax law;

         (b)      is not misleading; and

         (c)      has been submitted on time.

16.8       Copies accurate

           All  copies  of  any  information,   notice,  computation  or  return
           submitted by ADE in respect of any Tax or duty which have been supplied by the Vendor to the Purchaser or its advisers are true and complete copies of the originals.

16.9       Public officer

         The office of public officer as required under any applicable tax law has always been occupied.

16.10      No Tax audit

           ADE is not aware of any pending or threatened Tax or duty audit.

16.11      No disputes

         There are no undisclosed disputes with any government agency in respect of any Tax or duty.

16.12      Availability of future income tax benefits

           To the best of the Vendor's knowledge and belief, no event has occurred which has prevented or could prevent ADE obtaining the benefit of any future income tax benefit provided for in the accounts.

16.13      No tax arrangements

           ADE has not entered into any arrangement, agreement or Tax ruling with any relevant government agency under any applicable Tax law.

16.14      No third party liability

           ADE is not liable to pay, reimburse or indemnify any person in respect of any Tax or duty relating to any act or omission occurring before Completion because of the failure of any other person to discharge that Tax or duty.

16.15      Events since Accounts Date

         (a)      Since the Accounts Date, ADE has not:

                  (i) made or incurred or committed to make or incur any payment or expenditure which will not be wholly deductible in computing its taxable income, other than expenditure on assets;

                  (ii) disposed of any asset or supplied any service or business facility (including a loan of money or the letting, hiring or licensing of any property) in circumstances where the consideration actually received or receivable for the disposal or supply is less than the consideration regarded as received for Tax purposes;

                  (iii)    acquired   any  asset  or  received  any  service  or
                           business facility in circumstances where the consideration actually paid for the acquisition or receipt is more than the consideration which could be regarded as paid for Tax purposes; and

                  (iv) entered into or been a party to any transaction which will or could give rise to any capital gain accruing to ADE under any applicable Tax law;

         (b) Since the Accounts Date, no event has occurred which gives rise to a Tax liability in respect of ADE on deemed (as opposed to actual) income, profits or gains or which results in ADE becoming liable to pay or bear a Tax liability directly or primarily chargeable against or attributable to another person.

16.16    Disclosure

         All information necessary for the calculation of any Tax liabilities of
         ADE:

         (a) up to the Accounts Date, has been disclosed to the Purchaser before the date of this Agreement; and

         (b) between the Accounts Date and the Settlement Date has been or will be disclosed to the Purchaser before the Settlement Date.

17.      INSURANCE CLAIMS

17.1     Claims

         (a) there are no claims outstanding, pending, threatened or capable of arising against ADE (to the knowledge of the Vendors) in respect of any accident or injury which are not covered by insurance;

         (b) the Vendors are unaware of ADE's insurance policies being subject to unusual terms or restrictions or that the premium is at a rate exceeding normal rates charged by the particular insurer for those types of policies and risks; and

         (c) to the best of the Vendors' knowledge, no act, omission or circumstance has occurred which would render any of the insurance policies void or voidable, or entitle the insurer to cancel a policy or to refuse a claim.

SCHEDULE B

                              PURCHASER WARRANTIES

1.         AUTHORITY

           The Purchaser:

         (a) is a public company incorporated in Nevada and listed on the NASDAQ National Market System;

         (b) has the power to own its assets and carry on its business as it is now being conducted; and

         (c) is not registered and is not required to be registered in any place other than its present place of incorporation.

2.         ACCURACY OF INFORMATION

           All information given by or on behalf of the Purchaser to the Vendors or their advisers in respect of itself and the issue of WaveRider Shares is accurate and complete and not misleading in all material respects.

3.         CORPORATE POWER

           The Purchaser has corporate power and has obtained all necessary approvals of shareholders, creditors and regulatory authorities to enter into this Agreement and to do the things contemplated by this Agreement.

4.         waverider shares

         (a)      Listing Status

                  WaveRider Shares are listed on the NASDAQ National Market System and the Purchaser has no basis for believing that WaveRider Shares will not continue to be so listed following the Settlement Date.

         (b)      Fully Paid Up

                  The WaveRider Shares issued to the Vendors pursuant to this Agreement will be fully paid and will be transferable at the election of the Vendors subject to the Escrow Agreement and registration of such WaveRider Shares with the Securities Exchange Commission of the United States of America.

--------------------------------------------------------------------------------

                                  SCHEDULE C

                            Securities and Guarantees

Properties                                               Guarantors                                   Outstanding Amounts Guaranteed
VIC
           MRK PTY LTD                                   William John Anderson                                              $127,875
           PO Box 225                                                                                      commitment as at 30/09/00
           CAULFIELD  VIC  3162                                                                              to the end of the lease

ACT
           AM CAPEZIO PTY LTD                            Wayne Anderson            William Anderson                           $5,400
           PO Box 28                                                                                       commitment as at 30/09/00
           MAWSON  ACT  2607                                                                                 to the end of the lease

Car Lease

NAB                      ADE02            471843119      Wayne Anderson            William Anderson        $22,775.95 until 25/10/00
                         ADE994           471843100      Wayne Anderson            William Anderson        $10,419.65 until 30/09/00
                         ADE010           466503662      Wayne Anderson            William Anderson        $20,774.36 until 12/10/00

GE                       YAX43Y           1137277        Wayne Anderson            William Anderson        $43,397.42 until 26/09/00
                         OQV445           1064734        Wayne Anderson            William Anderson         $9,176.17 until 01/10/00

Test Equipment           001-0089426-00V

Hewlet Packard Microwave Frequency Counter               Wayne Anderson            William Anderson     $8,026.35 remaining HP inst.

MERCEDES BENZ            ADE999           14847          Wayne Anderson            William Anderson        $81,716.37 until 01/10/00

Bank Finance

National Australia Bank

           Overdraft            150,000                  Guarantee & Indemnity for $357,036  given
                                                            by William  Anderson and Maureen Anderson
                                                            supported by
           Term Loan            200,000                  Registered Mortgage over property
           Credit Card           25,000                  37 Francis Crescent, Ferntree Gully




                                   SCHEDULE D

                                    Employees

                             William (Bill) Anderson

                                 Wayne Anderson

                                    Ian Deas

                                 Richard Janczuk

                                   David Finn

                                   John Ebbott

                                   Larry Gray

                                  Ali Ghassani

                                 Himanshu Mishra

                                   Carey Rudd

                                  George Barton

                                   David Buck

                                   John Hewitt

                                    Ung Tran

                                  Angela Mardas

                                 Angela Langford

                                 Terry Kavanagh

                                 Handyo Rusliano

                                  Cameron Vance

                                  Robert Gater

                                 Adam Magnisalis

                                 Robert Domanski

                                   SCHEDULE E

                                     Leases

Address of Premises                     Name and Address of Lessor

2 Dublin Street                         MRK Pty Ltd
EAST OAKLEIGH  VIC  3166                PO box 224
                                        CAULFIELD VIC 3162

Unit 1/10 Gladstone Road                Anderson Corporation
CASTLE HILL NSW 2154                    Unit 3, 15-16 Nichole Close

                                        BAYSWATER NORTH VIC 3153

Unit 37/2 Benson Street                 B&K Brenton Holding Pty Ltd
TOOWONG QLD 4066                        6 Spinkaker Drive

                                        Mt COOLUM QLD 4573

Unit 2/30 Lyell Street                  A M Capezio Pty Ltd
FYSHWICK ACT 2609                       PO Box 28
                                        MAWSON ACT 2607

Unit 18/123A Colin Steet                Ratko Klanjscek and Michael Walter
WEST PERTH WA 6005                      Klanjscek
                                        4 Glider Court
                                        AUSTRALIND WA 6233

                                   SCHEDULE F

                              EMPLOYMENT AGREEMENT

                  THIS AGREEMENT made as of the 29th day of September, 2000

B E T W E E N:

                  ADE Network Technology Pty Ltd, ACN 006 395 026 a corporation incorporated pursuant to the laws of the State of Victoria, Australia

                  (herein called the "Corporation")
                                                               OF THE FIRST PART

                  And

                  WaveRider Communications Inc., a corporation incorporated pursuant to the laws of Nevada,in the United States of America

                  (herein called "WaveRider")
                                                              OF THE SECOND PART

                  And

                  W. J. (Bill) Anderson, residing in the City of Ferntree Gully, in the State of Victoria, Australia

                  (herein called the "the Executive")
                                                               OF THE THIRD PART

                  WHEREAS the Corporation is a wholly owned subsidiary of WaveRider;

                  WHEREAS the Corporation desires to employ the Executive and to enter into an agreement (the "Employment Agreement") embodying the terms of such employment;

                  AND WHEREAS the Executive has accepted such employment on the basis of the terms and conditions set forth herein;

                  IN   CONSIDERATION   of  the  recitals  and  mutual  covenants
contained herein and for other good and valuable consideration, the parties agree as follows:

1.                EMPLOYMENT

                  The Corporation hereby employs the Executive and the Executive hereby accepts employment with the Corporation for the term of this Employment Agreement set forth in Section 2 below, in a position and with the duties, responsibilities and authority as the Corporation may from time to time assign to him including, without limitation, those duties, responsibilities and authority more particularly set forth in Section 3 below, and upon all other terms and conditions in this Employment Agreement set forth herein.

2.                TERM

                  This agreement shall be for an initial term of twelve months for the date herein. After the initial term, until terminated, this agreement shall be deemed to be automatically renewed from month to month without any action required on behalf of any party.

3.                POSITION, RESPONSIBILITY

                  It is intended that the Executive shall serve as the Managing Director of the Corporation with responsibility for performing such duties for the Corporation as the Executive shall reasonably be directed to perform by the President and Chief Executive Officer of WaveRider.

                  Throughout the term of this Employment Agreement, the Executive shall devote his full business time and undivided attention during normal business hours to the business and affairs of the Corporation, except for vacations and except for illness or incapacity, but, subject to Section 9 and subject to the approval of the board of directors of the Corporation, which will not be unreasonably withheld, nothing in this Employment Agreement shall preclude the Executive from devoting reasonable periods required for serving, as appropriate, on boards of directors of other corporations, from engaging in charitable and public service activities, and from managing his personal investments, provided such activities do not materially interfere with the performance of his duties and responsibilities under this Employment Agreement and do not constitute a conflict of interest with respect to his employment herein.

4.       SALARY, CASH AND STOCK COMPENSATION PLAN

         a) For services rendered by the Executive during the term of this Agreement, the Executive shall be entitled to receive an annual remuneration package of $300,000, which shall be paid as to the sum of $18,333.33 (before deductions) per month commencing as of the date hereof and a bonus in the amount of $20,000 payable quarterly, such bonus to be paid upon the achievement of certain performance objectives mutually agreed upon by the Executive and the President and Chief Executive Officer of WaveRider and ratified by the board of directors of the WaveRider.

                  The Executive's salary shall be reviewed annually and may be adjusted taking into account, among other things, individual performance and general business conditions.

         b) The Executive shall be eligible to participate in WaveRider's Employee Stock Option (2000) Plan (the "Stock Option Plan") and any successor plans thereto established by the Corporation for the general benefit of employees. Pursuant to the Stock Option Plan, the Executive shall be awarded options (the "Stock Options") to acquire 25,000 common shares ("Common Shares") in the capital of the Corporation at an exercise price being the closing price of the Common Shares on NASDAQ national market system on the date of this Agreement. The Stock Options will vest as to 33 1/3% per year from the date of this Agreement.

         c) The Executive shall be entitled to receive a commission equal to 40% of the Corporation's revenue in excess of $9,750,000 and up to $12,500,000 for the 12 month period ending September 30, 2001. Payment of the commission will be under the same terms and on the same basis as the payment to be made to the Vendors as part of the Share sale agreement and will be net of ADE's payroll tax, work cover component and any other taxes related to the payment of such commission.

                  Notwithstanding anything to the contrary in this agreement, the commission amount payable under this clause 4(c) shall be due and payable even if the Executive's employment with the Company is terminated for any reason.

         d) In addition to the remuneration specified elsewhere in this clause 4, to comply with the superannuation guarantee levy, superannuation will be paid by the Company into the Executive's nominated scheme or the scheme maintained by the Company at the then minimum prevailing contribution.


5.                PERQUISITES AND BUSINESS EXPENSES

                  The Executive will be reimbursed for all reasonable expenses incurred by him or her in connection with the conduct of the Corporation's business upon presentation of sufficient evidence that such expenditures are authorized expenditures pursuant to policies adopted by the board of directors of the Corporation from time to time.

                  The Corporation shall provide the Executive with an automobile at its expense for the Executive's business and personal use, such automobile to have a monthly lease expense not to exceed $1,800. The Corporation shall also be responsible for insurance, gas, maintenance and repair expenses generated by the use of the automobile on behalf of the Corporation

6.                BENEFIT PROGRAMS

                  The Executive will be entitled to participate in the benefit programs of the Corporation from time to time in effect under the terms and conditions of such programs, including, but not limited to, pension and other retirement plans, group life insurance, hospitalization and surgical and major medical coverages, dental insurance, sick leave, including salary continuation arrangements, vacations and holidays, long-term disability, and such other fringe benefits as are or may be available from time to time to other employees of the Corporation.

7.                VACATION

                  The Executive shall be entitled to all usual public holidays and, in addition, to twenty (_20_) days paid vacation, during each year of the Executive's employment hereunder. Such vacation shall be utilized by the Executive at such time or times as do not materially interfere with the ongoing conduct of the Corporation's business and operations.

8.         TERMINATION OF EMPLOYMENT

a) Death - In the event of the death of the Executive during the term of this Employment Agreement, the Executive's salary will be paid to the Executive's designated beneficiary, and in the absence of such designation, to the estate or other legal representatives of the Executive, through the end of the month in which death occurs. Rights and benefits of the Executive under the Executive benefit plans and programs of the Corporation, including life insurance, will be determined in accordance with the terms and conditions of such plans and programs.

b) Disability - The Executive's employment shall terminate automatically upon written notice from the Corporation in the event of the Executive's absence or inability to render the services required hereunder due to disability, illness, incapacity or otherwise for an aggregate of one hundred and eighty days during any 12 month period during the term. In the event of any such absence or inability, the Executive shall be entitled to receive the compensation provided for herein for such period, and thereafter the Executive shall be entitled to receive compensation in accordance with the Corporation's long-term disability plan, if any, together with such compensation, if any, as may be determined by the board of directors of the Corporation.

c) Termination by the Corporation for Cause - In the event of a termination for cause, there will be no continued salary payments by the Corporation to the Executive and any rights and benefits of the Executive under the Executive benefit plans and programs of the Corporation will be determined in accordance with the terms of such plans and programs. For the purposes of this Section 8(c) and of the Executive's employment with the Corporation, "cause" shall mean that:

                  i) The Executive has committed a felony or indictable offence or has improperly enriched himself at the expense of the Corporation or has committed an act evidencing dishonesty or moral turpitude, including without limitation an act of theft;

                  ii)      The Executive,  in carrying out his duties hereunder,
                           (A) has been wilfully or grossly negligent, or (B) has committed wilful and gross misconduct or, (C) has failed to comply with a clear instructions or directives from the board of directors of the Corporation after having been informed of a failure to so comply;

                  iii) The Executive has breached a material term of this Employment Agreement;

                  iv) The Executive becomes bankrupt or in the event a receiving order (or any analogous order under any applicable law) is made against the Executive or in the event the Executive makes any general disposition or assignment for the benefit of his creditors; or

                  v)       The  Executive  commits  any  other  act  giving  the
                           Corporation cause to terminate the Executive's employment, including, but not limited to chronic alcoholism or drug addiction, material malfeasance or non-feasance with respect to the Executive's duties hereunder.

                  Prior to any termination of the Executive for cause due to any occurrence described in subparagraphs 8(c)(ii), (iii), (iv) and (v) above, the Corporation shall notify the Executive in writing of the particulars of the occurrence upon which termination would be based and shall in such notice advise the Executive as to whether, in the Corporation's sole discretion, the default of the Executive occasioned by such occurrence is capable of being cured or rectified in full without loss or damage to the Corporation, in which case the Corporation shall afford the Executive a reasonable period of not less than five business days in which to cure or rectify such default. In such event and provided the Executive cures or rectifies such default in full without loss or damage to the Corporation, the Executive's employment shall not be terminated on the basis of such occurrence.

d) Resignation or Termination by the Corporation without Cause - Either party may terminate this agreement upon three month's written notice to the other.

                  In the event of resignation by the Executive, there will be no continued salary payments by the Corporation to the Executive after the last day actually worked and any rights and benefits of the Executive under the Executive benefit plans and programs of the Corporation will be determined in accordance with the terms of such plans and programs.

9.         NON-COMPETITION

                  The Executive agrees that during the period of the Executive's employment with the Corporation and for any period of continued compensation (with the exception of any commission override payable under Section 4 iii) to the Executive by the Corporation, as outlined in Section 8(d), the Executive shall not engage in or participate in any business activity that competes, directly or indirectly, in the North American market, with the businesses of the Corporation, or its subsidiaries or affiliates.

                  For the purposes of this Section 9, the Executive shall be deemed to "compete, directly or indirectly, with the business of the Corporation, or its subsidiaries or affiliates" if the Executive is or becomes engaged, otherwise than at the request of the Corporation, as an officer, director or the Executive of, or is or becomes associated in a management or ownership, consultant or agent, capacity with any corporation, partnership or other enterprise or venture whose business includes the distribution of competing products (other than as the beneficial owner or registered holder of not more than 5% of a company's issued and outstanding shares of the relevant class in the capital stock of any such company listed on any recognized stock exchange).

                  It is the desire and intent of the parties that the provisions of this Section 9 shall be enforceable to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular portion of this Section 9 is adjudicated unenforceable in any jurisdiction such adjudication shall apply only in that particular jurisdiction in which such adjudication is made.

10.        NON-SOLICITATION

                  The Executive agrees that for a period of one year following the termination of the Executive's employment with the Corporation for any reason whatsoever, the Executive will not, whether as principal, agent, employee, employer, director, officer, shareholder or in any other individual or representative capacity, solicit or induce employees, consultants, suppliers or customers of the Corporation, either directly or indirectly, to leave their employment or engagement with the Corporation or otherwise sever or alter their association with the Corporation or its respective subsidiaries or affiliates.

11.        CONFIDENTIAL INFORMATION

                  All confidential records, material and information and copies thereof and any and all trade secrets concerning the business or affairs of the Corporation or any of its affiliates obtained by the Executive in the course and by the reason of his employment shall remain the exclusive property of the Corporation. During the Executive's employment or at any time thereafter, the Executive shall not divulge the contents of such confidential records or any of such confidential information or trade secrets to any person or persons, and the Executive shall not, following the termination of his employment hereunder, for any reason use the contents of such confidential records or other confidential information or trade secrets for any purpose whatsoever.

12.        ASSIGNMENT OF INTELLECTUAL PROPERTY RIGHTS

                  During the term of this agreement the Executive shall disclose promptly to the Corporation in writing:

         a)       All inventions, developments and discoveries; and,

         b) All writings or other artistic or creative visual expressions or integrated circuit layouts or topographies;

that can be protected by patent, copyright, mask work or trademark laws, which during the period of the Executive's engagement by the Corporation the Executive has or may make, conceive or contribute to, either solely or jointly with others, that:

         i)       relate  to  matters  which  the   Executive's   work  for  the
                  Corporation may be concerned; or,

         ii) relate to or are connected with the business, products, or projects of the Corporation; or,

         iii) involve the use of the Corporation's inventions, concepts, trade secrets, time, material or facilities.

                  The Executive hereby assigns and agrees to assign to the Corporation and its nominees all rights to such inventions, developments, discoveries, writings or other artistic or creative visual expressions or integrated circuit layouts or topographies discovered or developed during the Executive's engagement with the Corporation, and any copyrights, patents or mask work rights therein and any applications therefor.

                  At all times during and after the Executive's engagement by the Corporation, and at no expense to the Executive, but without entitlement to further compensation beyond the payment of the Executive's usual hourly, daily or other rate for time reasonably spent, upon request, the Executive will execute and deliver such assignments, declarations, and other documents, and to perform such other acts, (including appearance as a witness in any contest), as may be requested by the Corporation to obtain or uphold, for the benefit of the Corporation, patents in any and all countries, for inventions, developments and discoveries within the categories defined above. Such inventions, developments and discoveries, and any writings or other artistic or creative visual expressions and integrated circuit layouts and topographies, as well as any copyrights or mask work rights therein, are to be and remain the property of the Corporation or its nominees.

                  The Executive represents that the Executive has no agreement with or obligation to any third party that conflicts with this Section 12.

13.        WITHHOLDING

                  Anything to the contrary notwithstanding, all payments required to be made by the Corporation hereunder to the Executive or his estate or beneficiaries, shall be subject to the withholding of such amounts relating to taxes as the Corporation may reasonably determine, after consultation with the Executive, it should withhold pursuant to any applicable law or regulation. In lieu of withholding such amounts, in whole or in part, the Corporation may, in its sole discretion, accept other provisions for payment of taxes and withholdings as required by law, provided the Corporation is satisfied that all requirements of law affecting the Corporation's responsibilities to withhold have been complied with.

14.        ENTIRE AGREEMENT

                  This Employment Agreement contains the entire agreement between the parties hereto with respect to matters herein and supersedes all prior agreements and understandings, oral or written, between the parties hereto relating to such matters.

15.        ASSIGNMENT

                  Except as herein expressly provided, the respective rights and obligations of the Executive and the Corporation under this Employment Agreement shall not be assignable by either party without the written consent of the other party and shall enure to the benefit of and be binding upon the Executive and the Corporation and their permitted successors or assigns, including, in the case of the Corporation, any other corporation or entity with which the Corporation may be merged or otherwise combined or which may acquire the Corporation or its assets in whole or in substantial part, and, in the case of the Executive, his estate or other legal representatives. Nothing herein expressed or implied is intended to confer on any person other than the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Employment Agreement.

16.        APPLICABLE LAW

                  This Employment Agreement shall be deemed a contract under, and for all purposes shall be governed by and construed in accordance with, the laws of the State of Victoria without regard to the conflicts of laws rules thereof. The Corporation and the Executive hereby each irrevocably consent and attorn to the jurisdiction of the courts of the State of Victoria with respect to any dispute or proceeding arising in connection with this Employment Agreement.

17.        AMENDMENT OR MODIFICATION: WAIVER

                  No provision of this Employment Agreement may be amended or waived unless such amendment or waiver is authorized by the Corporation (including any authorized officer or committee of the board of directors) and is in writing signed by the Executive and by a duly authorized officer of the Corporation. Except as otherwise specifically provided in this Employment Agreement, no waiver by either party hereto of any breach by the other party of any condition or provision of this Employment Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar breach, condition or provision at the same time or at any prior or subsequent time.

18.        RESIGNATIONS

                  The Executive hereby agrees that, upon termination of this employment for any reason whatsoever, the Executive shall thereupon be deemed, upon the request of the Corporation, to have immediately resigned any position the Executive may have as an officer and/or director of the Corporation, together with any other office, position or directorship which the Executive may hold with any of the Corporation's subsidiaries or related entities in connection with or arising from the performance of the Executive duties of employment under this Employment Agreement. In such event, the Executive shall, at the reasonable request of the Corporation, forthwith execute any and all documents appropriate to evidence such resignations which are consistent with the terms of this Employment Agreement.

19.        PROVISIONS SURVIVING TERMINATION

                  It is expressly agreed that notwithstanding termination of the Executive's employment with and by the Corporation for any reason or cause or in any circumstances whatsoever, such termination shall be without prejudice to the rights and obligations of the Executive and the Corporation, respectively, in relation or arising up to the time up to and including the date of termination; and the provisions of Sections 4(c), 8(d), 9, 10, 11, 12, 13, 17, 18, 19 and 20
of this Employment Agreement, all of which shall remain and continue in full force and effect unless and until the board of directors of the Corporation at its absolute discretion resolves otherwise and so notifies the Executive in writing.

20.        THE WORKPLACE RELATIONS ACT 1996 (CTH)

                  If any clause contained in this Employment Agreement is inconsistent with any provision of the Workplace Relations Act 1996 (Cth) (the "WRA"), the WRA will be deemed to apply to the extent that the clause contained in this Employment Agreement is inconsistent with the WRA.

                  For the avoidance of doubt, this clause 20 is inserted in this Employment Agreement to ensure that the Corporation complies with section 505 of the WRA.

21.        SEVERABILITY

                  In the event that any provision or portion of this Employment Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions and portions of this Employment Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

22.        COUNTERPARTS

This Employment Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

23.        REFERENCES

In the event of the Executive's death or a judicial determination of his incompetency, reference in this Employment Agreement to the Executive shall be deemed, where appropriate, to refer to his beneficiary or beneficiaries.

24.        CAPTIONS

Captions to the Sections of this Employment Agreement are solely for convenience and no provision of this Agreement is to be construed by reference to the captions of that Section.

25.        CURRENCY

Unless otherwise specified herein, all dollar amounts referred to herein shall mean Australian dollars.

                  IN WITNESS WHEREOF this Employment Agreement has been executed by a duly authorized officer of the Corporation, WaveRider and the Executive as of the day first above written.

                                    ADE NETWORK TECHNOLOGY PTY LTD

                                    By:  _______________________________________


                                   WAVERIDER COMMUNICATIONS INC.

                                   By: _______________________________________
                                       D. BRUCE SINCLAIR
                                       President and Chief Executive Officer

SIGNED, SEALED and                          )
DELIVERED in the presence of:               )
                                            )
                                            )
                                            )
Witness                                            W. J. (Bill) Anderson

                                   SCHEDULE G

                              EMPLOYMENT AGREEMENT

                  THIS AGREEMENT made as of the 1st day of October, 2000

B E T W E E N:

         ADE Network Technology Pty Ltd, ACN 006 395 026 a corporation incorporated pursuant to the laws of the State of Victoria, Australia

         (herein called the "Corporation")

                                                               OF THE FIRST PART

         And

         WaveRider Communications Inc., a corporation incorporated pursuant to the laws of Nevada, in the United States of America

         (herein called "WaveRider")

                                                              OF THE SECOND PART

         And

         Wayne Anderson, residing in the City of Rowville, in the State of Victoria, Australia

         (herein called the "the Executive")

                                                               OF THE THIRD PART

         WHEREAS the Corporation is a wholly owned subsidiary of WaveRider;

                  WHEREAS the Corporation desires to employ the Executive and to enter into an agreement (the "Employment Agreement") embodying the terms of such employment;

                  AND WHEREAS the Executive has accepted such employment on the basis of the terms and conditions set forth herein;

                  IN   CONSIDERATION   of  the  recitals  and  mutual  covenants
contained herein and for other good and valuable consideration, the parties agree as follows:

1.                EMPLOYMENT

                  The Corporation hereby employs the Executive and the Executive hereby accepts employment with the Corporation for the term of this Employment Agreement set forth in Section 2 below, in a position and with the duties, responsibilities and authority as the Corporation may from time to time assign to him including, without limitation, those duties, responsibilities and authority more particularly set forth in Section 3 below, and upon all other terms and conditions in this Employment Agreement set forth herein.

2.         TERM

                  This agreement shall be for an initial term of twelve months for the date herein. After the initial term, until terminated, this agreement shall be deemed to be automatically renewed from month to month without any action required on behalf of any party.

3.         POSITION, RESPONSIBILITY

                  It is intended that the Executive shall serve as the National Sales Director of the Corporation with responsibility for performing such duties for the Corporation as the Executive shall reasonably be directed to perform by the President and Chief Executive Officer of WaveRider.

                  Throughout the term of this Employment Agreement, the Executive shall devote his full business time and undivided attention during normal business hours to the business and affairs of the Corporation, except for vacations and except for illness or incapacity, but, subject to Section 9 and subject to the approval of the board of directors of the Corporation, which will not be unreasonably withheld, nothing in this Employment Agreement shall preclude the Executive from devoting reasonable periods required for serving, as appropriate, on boards of directors of other corporations, from engaging in charitable and public service activities, and from managing his personal investments, provided such activities do not materially interfere with the performance of his duties and responsibilities under this Employment Agreement and do not constitute a conflict of interest with respect to his employment herein.

4.         SALARY, CASH AND STOCK COMPENSATION PLAN

                  For services rendered by the Executive during the term of this Agreement, the Executive shall be entitled to receive a compensation package consisting of: (i) an annual salary; (ii) a commission package; and, (iv) a stock option award.

                  The  Executive's   salary  and  commission  package  shall  be
reviewed at a minimum annually and may be adjusted to take into account, among other things, individual performance and general business conditions.

         i) The Executive's annual salary shall be $160,000, which shall be paid as to the sum of $13,333.33 (before deductions) per month.

         ii) The Executive shall receive a commission package calculated based on 1% of the Corporation's sales within the territory, payable quarterly. The commission calculation will be subject to a performance multiplier, of at least a factor of 1, based on achievement of certain performance objectives mutually agreed upon by the Executive and the President of WaveRider and ratified by the board of directors of WaveRider.

         iii) In addition to the remuneration specified elsewhere in this clause 4, to comply with the superannuation guarantee levy, superannuation will be paid by the Company into the Executive's nominated scheme or the scheme maintained by the Company at the then minimum prevailing contribution.

                  The Executive's salary and commission package shall be reviewed annually and may be adjusted taking into account, among other things, individual performance and general business conditions. In addition, the Executive shall be eligible to participate in WaveRider's Employee Stock Option
(2000) Plan (the "Stock Option Plan") and any successor plans thereto established by the Corporation for the general benefit of employees. Pursuant to the Stock Option Plan, the Executive shall be awarded options (the "Stock Options") to acquire 25,000 common shares ("Common Shares") in the capital of the Corporation at an exercise price being the closing price of the Common Shares on NASDAQ national market system on the date of this Agreement. The Stock Options will vest as to 33 1/3% per year from the date of this Agreement.

5.         PERQUISITES AND BUSINESS EXPENSES

                  The Executive will be reimbursed for all reasonable expenses incurred by him or her in connection with the conduct of the Corporation's business upon presentation of sufficient evidence that such expenditures are authorized expenditures pursuant to policies adopted by the board of directors of the Corporation from time to time.

                  The Corporation shall pay monthly, all automobile related expenses for the Executive's business and personal use, the automobile is to have a monthly lease expense not to exceed $1,200. The Corporation shall also be responsible for insurance, gas, maintenance and repair expenses generated by the use of the automobile on behalf of the Corporation

6.         BENEFIT PROGRAMS

                  The Executive will be entitled to participate in the benefit programs of the Corporation from time to time in effect under the terms and conditions of such programs, including, but not limited to, pension and other retirement plans, group life insurance, hospitalization and surgical and major medical coverages, dental insurance, sick leave, including salary continuation arrangements, vacations and holidays, long-term disability, and such other fringe benefits as are or may be available from time to time to other employees of the Corporation.

7.         VACATION

                  The Executive shall be entitled to all usual public holidays and, in addition, to twenty (_20__) days paid vacation, during each year of the Executive's employment hereunder. Such vacation shall be utilized by the Executive at such time or times as do not materially interfere with the ongoing conduct of the Corporation's business and operations.

8.         TERMINATION OF EMPLOYMENT

         a) Death - In the event of the death of the Executive during the term of this Employment Agreement, the Executive's salary will be paid to the Executive's designated beneficiary, and in the absence of such designation, to the estate or other legal representatives of the Executive, through the end of the month in which death occurs. Rights and benefits of the Executive under the Executive benefit plans and programs of the Corporation, including life insurance, will be determined in accordance with the terms and conditions of such plans and programs.

         b) Disability - The Executive's employment shall terminate automatically upon written notice from the Corporation in the event of the Executive's absence or inability to render the services required hereunder due to disability, illness, incapacity or otherwise for an aggregate of one hundred and eighty days during any 12 month period during the term. In the event of any such absence or inability, the Executive shall be entitled to receive the compensation provided for herein for such period, and thereafter the Executive shall be entitled to receive compensation in accordance with the Corporation's long-term disability plan, if any, together with such compensation, if any, as may be determined by the board of directors of the Corporation.

         c) Termination by the Corporation for Cause - In the event of a termination for cause, there will be no continued salary payments by the Corporation to the Executive and any rights and benefits of the Executive under the Executive benefit plans and programs of the Corporation will be determined in accordance with the terms of such plans and programs. For the purposes of this Section 8(c) and of the Executive's employment with the Corporation, "cause" shall mean that:

                  The Executive has committed a felony or indictable offence or has improperly enriched himself at the expense of the Corporation or has committed an act evidencing dishonesty or moral turpitude, including without limitation an act of theft;

         d) The Executive, in carrying out his duties hereunder, (A) has been wilfully or grossly negligent, or (B) has committed wilful and gross misconduct or, (C) has failed to comply with a clear instructions or directives from the board of directors of the Corporation after having been informed of a failure to so comply;

         e) The Executive has breached a material term of this Employment Agreement;

         f) The Executive becomes bankrupt or in the event a receiving order (or any analogous order under any applicable law) is made against the Executive or in the event the Executive makes any general disposition or assignment for the benefit of his creditors; or

         g) The Executive commits any other act giving the Corporation cause to terminate the Executive's employment, including, but not limited to chronic alcoholism or drug addiction, material malfeasance or non-feasance with respect to the Executive's duties hereunder.

                  Prior to any termination of the Executive for cause due to any occurrence described in subparagraphs 8(c)(ii), (iii), (iv) and (v) above, the Corporation shall notify the Executive in writing of the particulars of the occurrence upon which termination would be based and shall in such notice advise the Executive as to whether, in the Corporation's sole discretion, the default of the Executive occasioned by such occurrence is capable of being cured or rectified in full without loss or damage to the Corporation, in which case the Corporation shall afford the Executive a reasonable period of not less than five business days in which to cure or rectify such default. In such event and provided the Executive cures or rectifies such default in full without loss or damage to the Corporation, the Executive's employment shall not be terminated on the basis of such occurrence.

         h) Resignation or Termination by the Corporation without Cause - Either party may terminate this agreement upon three month's written notice to the other.

                  In the event of resignation by the Executive, there will be no continued salary payments by the Corporation to the Executive after the last day actually worked and any rights and benefits of the Executive under the Executive benefit plans and programs of the Corporation will be determined in accordance with the terms of such plans and programs.

9.                NON-COMPETITION

                  The Executive agrees that during the period of the Executive's employment with the Corporation and for any period of continued compensation (with the exception of any commission override payable under Section 4 iii) to the Executive by the Corporation, as outlined in Section 8(d), the Executive shall not engage in or participate in any business activity that competes, directly or indirectly, in the North American market, with the businesses of the Corporation, or its subsidiaries or affiliates.

                  For the purposes of this Section 9, the Executive shall be deemed to "compete, directly or indirectly, with the business of the Corporation, or its subsidiaries or affiliates" if the Executive is or becomes engaged, otherwise than at the request of the Corporation, as an officer, director or the Executive of, or is or becomes associated in a management or ownership, consultant or agent, capacity with any corporation, partnership or other enterprise or venture whose business includes the distribution of competing products (other than as the beneficial owner or registered holder of not more than 5% of a company's issued and outstanding shares of the relevant class in the capital stock of any such company listed on any recognized stock exchange).

                  It is the desire and intent of the parties that the provisions of this Section 9 shall be enforceable to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular portion of this Section 9 is adjudicated unenforceable in any jurisdiction such adjudication shall apply only in that particular jurisdiction in which such adjudication is made.

10.               NON-SOLICITATION

                  The Executive agrees that for a period of one year following the termination of the Executive's employment with the Corporation for any reason whatsoever, the Executive will not, whether as principal, agent, employee, employer, director, officer, shareholder or in any other individual or representative capacity, solicit or induce employees, consultants, suppliers or customers of the Corporation, either directly or indirectly, to leave their employment or engagement with the Corporation or otherwise sever or alter their association with the Corporation or its respective subsidiaries or affiliates.

11.               CONFIDENTIAL INFORMATION

                  All confidential records, material and information and copies thereof and any and all trade secrets concerning the business or affairs of the Corporation or any of its affiliates obtained by the Executive in the course and by the reason of his employment shall remain the exclusive property of the Corporation. During the Executive's employment or at any time thereafter, the Executive shall not divulge the contents of such confidential records or any of such confidential information or trade secrets to any person or persons, and the Executive shall not, following the termination of his employment hereunder, for any reason use the contents of such confidential records or other confidential information or trade secrets for any purpose whatsoever.

12.               ASSIGNMENT OF INTELLECTUAL PROPERTY RIGHTS

                  During the term of this agreement the Executive shall disclose promptly to the Corporation in writing:

         a)       All inventions, developments and discoveries; and,

         b) All writings or other artistic or creative visual expressions or integrated circuit layouts or topographies;

         that can be protected by patent, copyright, mask work or trademark laws, which during the period of the Executive's engagement by the Corporation the Executive has or may make, conceive or contribute to, either solely or jointly with others, that:

         c)       relate  to  matters  which  the   Executive's   work  for  the
                  Corporation may be concerned; or,

         d) relate to or are connected with the business, products, or projects of the Corporation; or,

         e) involve the use of the Corporation's inventions, concepts, trade secrets, time, material or facilities.

                  The Executive hereby assigns and agrees to assign to the Corporation and its nominees all rights to such inventions, developments, discoveries, writings or other artistic or creative visual expressions or integrated circuit layouts or topographies discovered or developed during the Executive's engagement with the Corporation, and any copyrights, patents or mask work rights therein and any applications therefor.

                  At all times during and after the Executive's engagement by the Corporation, and at no expense to the Executive, but without entitlement to further compensation beyond the payment of the Executive's usual hourly, daily or other rate for time reasonably spent, upon request, the Executive will execute and deliver such assignments, declarations, and other documents, and to perform such other acts, (including appearance as a witness in any contest), as may be requested by the Corporation to obtain or uphold, for the benefit of the Corporation, patents in any and all countries, for inventions, developments and discoveries within the categories defined above. Such inventions, developments and discoveries, and any writings or other artistic or creative visual expressions and integrated circuit layouts and topographies, as well as any copyrights or mask work rights therein, are to be and remain the property of the Corporation or its nominees.

                  The Executive represents that the Executive has no agreement with or obligation to any third party that conflicts with this Section 12.

13.               WITHHOLDING

                  Anything to the contrary notwithstanding, all payments required to be made by the Corporation hereunder to the Executive or his estate or beneficiaries, shall be subject to the withholding of such amounts relating to taxes as the Corporation may reasonably determine, after consultation with the Executive, it should withhold pursuant to any applicable law or regulation. In lieu of withholding such amounts, in whole or in part, the Corporation may, in its sole discretion, accept other provisions for payment of taxes and withholdings as required by law, provided the Corporation is satisfied that all requirements of law affecting the Corporation's responsibilities to withhold have been complied with.

14.               ENTIRE AGREEMENT

                  This Employment Agreement contains the entire agreement between the parties hereto with respect to matters herein and supersedes all prior agreements and understandings, oral or written, between the parties hereto relating to such matters.

15.               ASSIGNMENT

                  Except as herein expressly provided, the respective rights and obligations of the Executive and the Corporation under this Employment Agreement shall not be assignable by either party without the written consent of the other party and shall enure to the benefit of and be binding upon the Executive and the Corporation and their permitted successors or assigns, including, in the case of the Corporation, any other corporation or entity with which the Corporation may be merged or otherwise combined or which may acquire the Corporation or its assets in whole or in substantial part, and, in the case of the Executive, his estate or other legal representatives. Nothing herein expressed or implied is intended to confer on any person other than the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Employment Agreement.

16.               APPLICABLE LAW

                  This Employment Agreement shall be deemed a contract under, and for all purposes shall be governed by and construed in accordance with, the laws of the State of Victoria without regard to the conflicts of laws rules thereof. The Corporation and the Executive hereby each irrevocably consent and attorn to the jurisdiction of the courts of the State of Victoria with respect to any dispute or proceeding arising in connection with this Employment Agreement.

17.               AMENDMENT OR MODIFICATION: WAIVER

                  No provision of this Employment Agreement may be amended or waived unless such amendment or waiver is authorized by the Corporation (including any authorized officer or committee of the board of directors) and is in writing signed by the Executive and by a duly authorized officer of the Corporation. Except as otherwise specifically provided in this Employment Agreement, no waiver by either party hereto of any breach by the other party of any condition or provision of this Employment Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar breach, condition or provision at the same time or at any prior or subsequent time.

18.               RESIGNATIONS

                  The Executive hereby agrees that, upon termination of this employment for any reason whatsoever, the Executive shall thereupon be deemed, upon the request of the Corporation, to have immediately resigned any position the Executive may have as an officer and/or director of the Corporation, together with any other office, position or directorship which the Executive may hold with any of the Corporation's subsidiaries or related entities in connection with or arising from the performance of the Executive duties of employment under this Employment Agreement. In such event, the Executive shall, at the reasonable request of the Corporation, forthwith execute any and all documents appropriate to evidence such resignations which are consistent with the terms of this Employment Agreement.

19.               PROVISIONS SURVIVING TERMINATION

                  It is expressly agreed that notwithstanding termination of the Executive's employment with and by the Corporation for any reason or cause or in any circumstances whatsoever, such termination shall be without prejudice to the rights and obligations of the Executive and the Corporation, respectively, in relation or arising up to the time up to and including the date of termination; and the provisions of Sections 8(d), 9, 10, 11, 12, 13, 17, 18, 19 and 20 of this Employment Agreement, all of which shall remain and continue in full force and effect unless and until the board of directors of the Corporation at its absolute discretion resolves otherwise and so notifies the Executive in writing.

20.               THE WORKPLACE RELATIONS ACT 1996 (CTH)

                  If any clause contained in this Employment Agreement is inconsistent with any provision of the Workplace Relations Act 1996 (Cth) (the "WRA"), the WRA will be deemed to apply to the extent that the clause contained in this Employment Agreement is inconsistent with the WRA.

                  For the avoidance of doubt, this clause 20 is inserted in this Employment Agreement to ensure that the Corporation complies with section 505 of the WRA.

21.               SEVERABILITY

                  In the event that any provision or portion of this Employment Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions and portions of this Employment Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

22.               COUNTERPARTS

                  This Employment Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

23.               REFERENCES

                  In the event of the Executive's death or a judicial determination of his incompetency, reference in this Employment Agreement to the Executive shall be deemed, where appropriate, to refer to his beneficiary or beneficiaries.


24.               CAPTIONS


                  Captions to the Sections of this Employment Agreement are solely for convenience and no provision of this Agreement is to be construed by reference to the captions of that Section.


25.               CURRENCY

                  Unless otherwise specified herein, all dollar amounts referred to herein shall mean Australian dollars.

                  IN WITNESS WHEREOF this Employment Agreement has been executed by a duly authorized officer of the Corporation, WaveRider and the Executive as of the day first above written.

                                               ADE NETWORK TECHNOLOGY PTY LTD

                                               By:  ____________________________


                                               WAVERIDER COMMUNICATIONS INC.

                                               By: ____________________________
                                                   D. BRUCE SINCLAIR
                                                   President and Chief Executive
                                                   Officer

SIGNED, SEALED and                          )
DELIVERED in the presence of:               )
                                            )
                                            )
                                            )
                                            )
                                            )
Witness                                            Wayne Anderson

--------------------------------------------------------------------------------



                                                                    EXHIBIT 10.2

                      SHARE SALE AND SUBSCRIPTION AGREEMENT

                                  AMENDMENT #1

RECITALS:

WHEREAS Phillip William Anderson, Maureen Anderson and Wayne Anderson (together the Vendors), ADE Network Technology Pty Ltd CAN 006 395 026 (ADE) and WAVERIDER COMMUNICATIONS INC. (Purchaser) did enter into a Share Sale and Subscription Agreement (the Agreement) dated the 29th day of September 2000;

AND WHEREAS under paragraph 5.1 of the Agreement the Settlement was deemed to have taken place on 30 September 2000;

AND WHEREAS the Vendors and the Purchaser have determined that the Settlement date should have taken place on 1 October 2000;

NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Paragraph 5.1 of the Agreement shall be amended to read:

         Settlement of the Transaction shall take place on the Settlement Date at the offices of ADE or at such other offices as the Parties may otherwise agree and at such time as shall be agreed by the Parties. Irrespective of the date on which Settlement actually takes place, Settlement shall be deemed to have taken place on 1 October 2000.

DATED: October 9, 2000

/s/ W. Anderson                                    /s/ Bruce Sinclair
----------------------------------------           -----------------------------
ADE Network Technology Pty Ltd CAN                 WaveRider Communications Inc.
006 395 026 by its authorised signatory:           by its authorised signatory;

W. Anderson                                        Bruce Sinclair
----------------------------------------           -----------------------------
Signatory Name                                     Signatory Name

Secretary and Director                             President, CEO & Director
----------------------------------------           -----------------------------
Signatory Title                                    Signatory Title

/s/ Phillip William Anderson                       /s/ Maureen Anderson
    ------------------------------------               -------------------------
    Phillip William Anderson                           Maureen Anderson

/s/ Wayne Anderson
    ------------------------------------
    Wayne Anderson